SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

      [   ] Preliminary Proxy Statement
      [   ] Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
      [ X ] Definitive Proxy Statement
      [   ] Definitive Additional Materials
      [   ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          North American Vaccine, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          North American Vaccine, Inc.
               --------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ X ] No fee required.
      [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11:

            1)    Title  of  each  class  of  securities  to  which  transaction applies:
                          ------------------------------------------------------

            2)    Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):
                              --------------------------------------------------

            4)    Proposed maximum aggregate value of transaction:
                                                                  --------------
            5)    Total fee paid:
                                 -----------------------------------------------

      [   ] Fee paid previously with preliminary materials.

      [   ] Check  box if  any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                   ---------------------------------------------

      2)    Form, Schedule or Registration Statement Number:
                                                            --------------------
      3)    Filing Party:
                         -------------------------------------------------------

      4)    Date Filed:
                       ---------------------------------------------------------

                             NORTH AMERICAN VACCINE, INC.
                               12103 INDIAN CREEK COURT
                          BELTSVILLE, MARYLAND 20705 U.S.A.
                              -------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD MAY 20, 1998
                              -------------------------

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of North American Vaccine, Inc., a Canadian corporation (the "Company"), will be held at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada on Wednesday, May 20, 1998 commencing at 9:00 a.m., local time.

      THE PURPOSES of the Annual Meeting will be:

      1.    To elect the Board of Directors for the ensuing year;
      2.    To approve the Company's 1997 Share Option Plan;
      3. To appoint Arthur Andersen LLP as independent public accountants of the Company; and
      4. To consider and act upon any other matter that may properly come before, or incident to the conduct of, the meeting or any adjournment thereof.

      All shareholders are cordially invited to attend the Annual Meeting. The record date for determining those shareholders entitled to vote at the Annual Meeting is April 1, 1998. A review of the Company's operations for the year ended December 31, 1997 will be presented. The Company's 1997 Annual Report to Shareholders (including audited financial statements) is enclosed. The meeting will be subject to adjournment as the shareholders present in person or by proxy may determine.

                                          By Order of the Board of Directors,

                                          Daniel J. Abdun-Nabi
                                          SECRETARY
April 20, 1998

IMPORTANT--WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU CAN HELP IN THE PREPARATION FOR THE ANNUAL MEETING BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED ENVELOPE. IF YOU ARE UNABLE TO ATTEND, YOUR SHARES WILL BE VOTED AS DIRECTED BY YOUR PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES EVEN THOUGH YOU HAVE SENT IN YOUR PROXY CARD.

                             NORTH AMERICAN VACCINE, INC.
                               12103 INDIAN CREEK COURT
                          BELTSVILLE, MARYLAND 20705  U.S.A.
                                  -------------------
                                    PROXY STATEMENT
                                  -------------------

      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF NORTH AMERICAN VACCINE, INC. (THE "COMPANY") OF PROXIES FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY AND ANY ADJOURNMENT THEREOF (THE "MEETING") TO BE HELD AT 275 ARMAND-FRAPPIER BOULEVARD, LAVAL, QUEBEC, CANADA COMMENCING AT 9:00 A.M., LOCAL TIME, ON WEDNESDAY, MAY 20, 1998. This Proxy Statement, together with the accompanying proxy and the Company's 1997 Annual Report to Shareholders (including audited financial statements), is first being sent or given to the Company's shareholders on approximately April 20, 1998.

      The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company. Proxy materials will also be distributed through brokers, custodians and other nominees or fiduciaries to beneficial owners of the Company's Common Stock. The Company expects to reimburse such persons for their charges and expenses in connection with this distribution.

      Each proxy that is properly executed and returned will be voted for or against or withheld from voting on any ballot that may be called for in accordance with the instructions contained in that proxy. IF NO INSTRUCTIONS ARE GIVEN, SUCH PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES FOR DIRECTOR, THE APPROVAL OF THE COMPANY'S 1997 SHARE OPTION PLAN, AND THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THE ACCOMPANYING PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE CALLING THE MEETING OR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, AND ACCORDINGLY, IN THE EVENT THERE ARE ANY SUCH AMENDMENTS OR VARIATIONS OR OTHER MATTERS BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES. A shareholder may revoke his or her proxy at any time prior to its exercise by (i) duly filing a written notice of revocation with the Secretary of the Company, (ii) duly executing and delivering a proxy bearing a later date to the Secretary of the Company, (iii) voting in person at the Meeting or (iv) in any other manner permitted by law. For any written notice of revocation or later-dated proxy to be effective, it must be delivered to the Company's registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the chairman of the Meeting on the day of the Meeting, or any adjournment thereof. The Company's registered office is located at 1 Place Ville Marie, 40th Floor, Montreal, Quebec H3B 4M4, Canada.

      If a quorum is present, the affirmative vote of a majority of the votes actually cast at the Meeting, in person or by proxy, is necessary to elect each of the nominees for director, to approve the Company's 1997 Share Option Plan and to appoint Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998. For purposes of tallying the number of votes actually cast at the Meeting for the election of directors, approval of the Company's 1997 Share Option Plan and appointment of independent public accountants, any vote "for," "against" or to "withhold" from voting shall be tallied as a vote cast at the Meeting. Abstentions and "broker non-votes" (I.E., shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power under the applicable exchange rules and
(ii) instructions have not been received from the beneficial owners or the persons entitled to vote such shares) will not be counted as votes actually cast at the Meeting on any matter to which they relate. Under American Stock Exchange rules, brokers and nominees will not have discretionary authority to vote on the proposal to approve the Company's 1997 Share Option Plan without instructions from beneficial owners or the persons entitled to vote such shares. Finally, abstentions will, and "broker non-votes" will not, be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      In accordance with the Company's By-laws, the stock transfer records were compiled at the close of business on April 1, 1998, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. On that date, there were 32,050,618 outstanding shares of the Company's Common Stock. The holders of the outstanding shares at the close of business on April 1, 1998 will be entitled to one vote for each share held by them as of such date.

                                 ELECTION OF DIRECTORS
                                   (PROPOSAL  NO. 1)

      Eleven (11) directors, comprising the entire membership of the Board of Directors of the Company, are to be elected at the Meeting. The Board of Directors has nominated the persons listed below for election as directors of the Company. If a quorum is present, an affirmative vote of the majority of votes actually cast at the Meeting is required to elect each director.

            Name                       Age(1)        Position
            ----                       ------        --------

          Neil W. Flanzraich........    54      Director; Chairman
          Francesco Bellini, Ph.D...    50      Director; Vice Chairman
          Phillip Frost, M.D........    61      Director; Vice Chairman
          Sharon Mates, Ph.D........    45      Director; President
          Alain Cousineau...........    56      Director
          Jonathan Deitcher.........    51      Director
          Denis Dionne..............    48      Director
          Lyle Kasprick.............    65      Director
          Francois Legault..........    41      Director
          Richard C. Pfenniger, Jr..    42      Director
          Gervais Dionne, Ph.D......    52      Nominee for Director

      --------------------------
      (1)   As of April 1, 1998.

      The Company's directors are elected at each annual meeting of the Company's shareholders and serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, or their prior resignation or removal. There are no family relationships among any of the executive officers or directors of the Company. Under the terms of a

Shareholders' Agreement, the Company's principal shareholders have agreed to vote together for directors. See "Certain Transactions." Background information regarding each of nominees for director is set forth below.

      NEIL W. FLANZRAICH: Director of the Company since October 1989 and Chairman since January 1995; Shareholder with law firm of Heller Ehrman White & McAuliffe and Chairman of the Life Sciences Group of that firm since September 1995; General Counsel, Senior Vice President and Secretary of Syntex (U.S.A.), Inc. (pharmaceutical company), a subsidiary of Roche Holding Ltd., from January 1995 to August 1995; General Counsel from January 1992 to December 1994, Co-General Counsel from August 1987 through January 1992, and Senior Vice President from June 1981 to December 1994 of Syntex Corporation, a pharmaceutical company acquired by Roche Holding Ltd. at the end of 1994; Director of IVAX Corporation ("IVAX") (pharmaceutical company) since 1997; Director of Whitman Educational Group, Inc. (operator of degree and non-degree granting post-secondary schools) since 1997; and Director of LXR Biotechnology, Inc. (biotechnology company) since 1997.

      FRANCESCO BELLINI, PH.D.: Director of the Company since October 1989 and Vice Chairman since June 1991; President since September 1986, Chief Executive Officer since October 1986 and Director since September 1986 of BioChem Pharma Inc. ("BioChem") (pharmaceutical company).

      PHILLIP FROST, M.D.: Director of the Company since October 1989 and Vice Chairman since December 1990; Chairman of the Board and Chief Executive Officer of IVAX since 1987 and President from July 1991 to January 1995; Chairman of Whitman Education Group, Inc. since 1992; Director of Northrop Grumman Corporation (aerospace company) since 1996; Vice Chairman and Director of
Continucare Corp. (health-care management) since 1996; a trustee of the University of Miami since 1983; and a member of the Board of Governors of the American Stock Exchange since 1992.

      SHARON MATES, PH.D.: Director of the Company since October 1989; President of the Company since February 1990; and member of the Board of Visitors of the University of Maryland Biotechnology Institute since 1997.

      ALAIN COUSINEAU: Director of the Company since October 1989; Chairman of the Board of Groupe SECOR Inc. (management consultants in corporate strategic planning) since February 1993 and President from September 1985 to February 1993; Partner of Groupe SECOR Inc. since July 1983; Director of Bioniche Inc. (biopharmaceutical company) since September 1996 and MPACT Immedia Corporation (electronic commerce software and services company) since January 1997, both of which are public companies trading on the Toronto and Montreal Stock Exchanges.

      JONATHAN DEITCHER: Director of the Company since February 1990; Director and Vice President of RBC Dominion Securities (securities investment dealer) since May 1984; and Director of Renaissance Energy Ltd. (oil and gas
exploration) since 1982 and Vincor International Inc. (wine producer and retailer) since November 1993, both of which are public companies trading on the Toronto Stock Exchange.

      DENIS DIONNE: Director of the Company since October 1989; President of Societe financiere d'innovation inc. (Sofinov), a high technology investment fund that is a subsidiary of La Caisse de depot et placement du Quebec, since April 1996; and Senior Vice President, Economic Development and Strategic Investments from 1995 to March 1996, and Senior Vice President, Security and

Investment from 1988 to March 1996, of Fonds de Solidarite des Travailleurs du Quebec, an investment fund.

      LYLE KASPRICK: Director of the Company since October 1989 and Chairman from June 1991 to January 1995; private investor since March 1988; and, since June 1993, a member of the Board of Directors and the Investment Committee of the University of North Dakota Foundation.

      FRANCOIS LEGAULT: Executive Vice President, Investments and Subsidiaries of BioChem since February 1997; Senior Vice President, Finance, Administration and Treasurer of BioChem, from February 1993 to February 1997; and Vice President, Finance and Treasurer of BioChem from 1987 to February 1993.

      RICHARD C. PFENNIGER, JR.: Director of the Company since 1992; Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. since March 1997 and Director since 1992; Chief Operating Officer of IVAX from May 1994 to March 1997; Senior Vice President -- Legal Affairs and General Counsel of IVAX from 1989 to May 1994 and Secretary from 1990 to April 1994; and Director of NaPro BioTherapeutics Inc. since 1993.

      GERVAIS DIONNE, PH.D.: Executive Vice President, Research and Development of BioChem since November 1994; President and Chief Executive Officer of BioChem Therapeutics Inc. (pharmaceutical company) from February 1993 to November 1994; Vice President, Research and Development of BioChem from September 1986 to November 1994; Director of BioChem since 1991; Director of BioChem Therapeutics Inc. since 1993; Director of GeneChem Technologies (investment fund) since May 1997; and Director of Briana Bio-Tech Inc. since December 1997, a health care company that is trading on the Vancouver Stock Exchange.

      The Board of Directors has established the following committees. The Board of Directors has not established a standing nominating committee.

      EXECUTIVE COMMITTEE - The Executive Committee is responsible for exercising the authority of the Board of Directors between meetings of the Board of Directors consistent with the limitations imposed by law. The current members of this committee are Neil Flanzraich, Francesco Bellini, Phillip Frost, Sharon Mates and Rondi Grey, who is not standing for re-election to the Company's Board of Directors.

      AUDIT COMMITTEE - The Audit Committee is responsible for meeting with the independent public accountants and representatives of management to review the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The current members of the Audit Committee are: Lyle Kasprick, Francois Legault and Richard Pfenniger.

      COMPENSATION  COMMITTEE - The  Compensation  Committee is responsible  for establishing executive compensation programs, granting options under the Company's stock option plans and interpreting and administering the Company's option plans. The current members of the Compensation Committee are: Alain Cousineau, Jonathan Deitcher and Denis Dionne.

      During 1997, the Board of Directors of the Company held five meetings, the Executive Committee held no meetings, the Audit Committee held four meetings and the Compensation Committee held six meetings. All members of the Board of Directors attended at least 75% of their Board and Committee meetings combined during the last fiscal year, except for Francesco Bellini and Denis Dionne.

      Additional nominations for director may be made from the floor at the Meeting. In case any of these nominees should become unavailable for such election for any reason presently unknown, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee.

      COMPENSATION OF DIRECTORS

      Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors received no cash compensation for their service as directors, except as described below. Directors receive reimbursement for the expenses that they incur in performing their services as directors.

      Non-employee directors have automatically received annual grants of stock options on January 1 of each year under the 1995 Non-Employee Director and Senior Executive Stock Option Plan (the "1995 SESOP"). Accordingly, on January 1, 1997, each non-employee director received an option to acquire: (i) 20,000 shares of the Company's Common Stock where the non-employee director was the Chairman of the Board or Vice Chairman of the Board; (ii) 5,000 shares of the Company's Common Stock for all other non-employee directors; and (iii) 5,000 shares of Company's Common Stock for each committee of the Board of Directors on which non-employee directors (other than the Chairman and Vice Chairman of the Board) serve. These options were all granted to such non-employee directors at an exercise price of $24.375 per share, the fair market value of the Company's Common Stock on January 1, 1997, the date of grant. These options will vest in three equal annual installments commencing on the January 1st following the date of the grant. No current executive officer has received, or is entitled to receive, options under the 1995 SESOP.

      Neil Flanzraich, the Chairman of the Board, received a total of $100,000 for the 1997 calendar year for his duties performed in that capacity. The Company maintains on behalf of the directors and officers of the Company a directors' and officers' liability insurance policy. For the policy year ended February 28, 1998, the premium paid by the Company for a policy with a covered limit of $20 million was approximately $331,260, with a deductible of up to $200,000 per claim. No allocation of premium was made in respect of the directors as a group or the officers as a group.

                          IDENTIFICATION OF SENIOR MANAGEMENT

      The following table identifies the senior management of the Company and the positions that they hold. Officers of the Company are elected by the Board of Directors at the annual meeting thereof to hold office for the term of one year, and until successors are elected and qualified, or their prior resignation or removal.



              Name                                   Age(1)                        Position(s)
              ----                                   ------                        -----------
       Sharon Mates, Ph.D. (2)(3).................     45        Director; President
       Arthur Y. Elliott, Ph.D. (3)...............     62        Senior Vice President -- Operations and Chief Operating Officer
       Daniel J. Abdun-Nabi (3)...................     43        Senior Vice  President  -- Legal  Affairs  and  General  Counsel;
                                                                 Secretary
       Wayne Morges, Ph.D. (3)....................     51        Vice President -- Quality/Regulatory Affairs
       Stephen N. Keith, M.D., M.S.P.H. (3) ......     45        Vice President -- Marketing and Sales
       Edward Arcuri, Ph.D. ......................     47        Vice President -- Manufacturing Operations
       Iver Heron, M.D., D.Sci....................     56        Vice President -- Research
       Joan D.S. Fusco, Ph.D. ....................     42        Vice President -- Business Development
       Lawrence J. Hineline (3)...................     41        Vice President -- Finance

       (1)   As of April 1, 1998.
       (2) See background description under heading "Election of Directors" above.
       (3) These persons are "executive officers" for purposes of the rules and regulations of the Securities and Exchange Commission.

      Background information regarding each of the Company's senior management is set forth below.

      ARTHUR Y. ELLIOTT, PH.D.: Senior Vice President -- Operations and Chief Operating Officer of the Company since March 1994; and, from 1978 to 1994, Dr. Elliott was with Merck & Co. (pharmaceutical company) holding various positions including: Executive Director, Biological Operations; Executive Director, Quality Control; Senior Director, Biologics; Director, Biological Manufacturing; and Manager, Viral Vaccines and Veterinary Services.

      DANIEL J. ABDUN-NABI: Senior Vice President -- Legal Affairs and General Counsel of the Company since February 1990; and Secretary of the Company from June 1991.

      WAYNE MORGES, PH.D.: Vice President -- Quality/Regulatory Affairs of the Company since January 1995; Vice President -- Manufacturing Operations of the Company from June 1994 to January 1995; and from 1981 to 1994, Dr. Morges was with Merck & Co. holding various positions including: Senior Director and Responsible Head, Biological Quality Control; Director, Biological Quality

Control; Manager, Hepatitis Vaccines and Recombinant Products; and Manager, Biological Quality Control Technical Services.

      STEPHEN N. KEITH, M.D., M.S.P.H.: Vice President -- Marketing and Sales of the Company since August 1995; from 1990 to 1995, Dr. Keith was with Merck & Co. holding various positions including: Senior Director, Merck-Medco Managed Care Division; Senior Customer Manager, U.S. Human Health Division; and Senior Director, Corporate Public Affairs.

      EDWARD ARCURI, PH.D.: Vice President -- Manufacturing Operations of the Company since January 1995; and from March 1991 to December 1994, Senior Director, Biological Manufacturing for Merck & Co.

      IVER HERON, M.D., D.SCI.: Vice President -- Research of the Company since October 1996; Director of International Medical Affairs of the Company from March 1996 to October 1996; Head of Bacterial Vaccines Department, Research & Development at Statens Seruminstitut ("SSI") (Denmark's national center for the prevention and control of infectious diseases and congenital disorders) from 1993 to January 1996 and Scientific Head of Vaccine Department, BCG and Department of Biological Standardization at SSI from 1982 to 1993.

      JOAN D.S. FUSCO, PH.D.: Vice President -- Business Development of the Company since January 1997; Director of Business Development of the Company from 1995 to January 1997; Manager of Business Development of the Company from 1993 to 1994; from 1991 to 1992, Dr. Fusco served in various scientific and research positions with the Company.

      LAWRENCE J. HINELINE: Vice President -- Finance of the Company since November 1993; Controller of the Company from December 1990 to November 1993.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                 OWNERS AND MANAGEMENT

      The following table sets forth certain information provided to the Company or contained in filings with the Securities and Exchange Commission (the "SEC") regarding the beneficial ownership of shares of the Company's Common Stock as of February 27, 1998 by (i) each person who is known by the Company to own beneficially, or exercise control or direction over, more than 5% of the outstanding shares of the Company's Common Stock, (ii) all current directors of the Company, (iii) all nominees for director, (iv) each of the Named Officers
(as defined below in the section entitled "Executive Compensation-Summary Compensation Table") and (v) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares specified opposite such person's name.


       Name Of Beneficial Owner                            Number Of Shares                        Percent Of Class
       ------------------------                            ----------------                        ----------------

BioChem Pharma Inc. ...........................            13,236,926(1)                               38.8%
  275 Armand-Frappier Blvd
  Laval, Quebec H7V 4A7
Frost-Nevada, Limited Partnership .............             3,767,859(2)                               11.1%
  c/o Phillip Frost, M.D
  IVAX Corporation
  4400 Biscayne Blvd
  Miami, Florida 33137
Phillip Frost, M.D. (3)(4) ....................             5,825,276(2)(5)                            17.1%
  c/o IVAX Corporation
  4400 Biscayne Blvd
  Miami, Florida 33137
Delphi Asset Management .......................             2,489,225(6)                                7.8%
  485 Madison Avenue
  New York, New York 10022
Denver Investment Advisors LLC ................             1,768,900(7)                                5.5%
  1225 17th Street, 26th Floor
  Denver, Colorado 80202
Neil W. Flanzraich (3)(4) .....................               241,561(5)(8)                              *
Francesco Bellini, Ph.D. (3)(4) ...............                95,199(5)(9)                              *
Alain Cousineau (3)(4) ........................                39,999(5)                                 *
Jonathan Deitcher (3)(4) ......................                74,999(5)                                 *
Denis Dionne (3)(4) ...........................                29,999(5)(10)                             *
Rondi R. Grey (3) .............................                 9,999(5)                                 *
Lyle Kasprick (3)(4) ..........................               564,993(5)                                1.8%


                                      -8-

       Name Of Beneficial Owner                            Number Of Shares                        Percent Of Class
       ------------------------                            ----------------                        ----------------

Francois Legault (3)(4) .......................                 3,333(5)(9)                              *
Richard C. Pfenniger, Jr. (3)(4) ..............                74,685(5)(11)                             *
Gervais Dionne, Ph.D. (4) .....................                    --(9)                                 *
Sharon Mates, Ph.D. (3)(4)(12) ................               519,463(5)(13)                            1.6%
Arthur Y. Elliott, Ph.D. (12) .................               163,750(5)(13)                             *
Daniel J. Abdun-Nabi (12) .....................               351,116(5)(13)(14)                        1.1%
Wayne Morges, Ph.D. (12) ......................                63,000(5)(13)                             *
Stephen N. Keith, M.D., M.S.P.H. (12) .........                55,459(5)(13)                             *
All directors and executive officers as a group
  (16 persons) ................................             8,224,475(2)(5)(10)(11)(13)(14)            23.2%


-------------------------
       *  Indicates less than one percent.

     (1) The amount shown includes: 1,000,000 shares of the Company's Series A Preferred Stock, which are convertible into 2,000,000 shares of the Company's Common Stock, and 57,812 shares that may be purchased upon the exercise of stock options.

     (2) 1,767,859 of these shares are held by Frost-Nevada, Limited Partnership ("Frost-Nevada"), which has sole voting and dispositive power with respect to such shares. Also includes 1,000,000 shares of the Company's Series A Preferred Stock, which are convertible into 2,000,000 shares of the Company's Common Stock, held by Frost-Nevada. Dr. Frost is the sole shareholder and a director of Frost-Nevada Corporation, the general partner of Frost-Nevada, and is the sole limited partner of Frost-Nevada. Consequently, Dr. Frost may be deemed to be the beneficial owner of all such shares held by Frost-Nevada.

     (3)  A director of the Company.

     (4)  A nominee for director of the Company.

     (5) Includes, where applicable, shares that may be purchased upon the exercise of stock options presently exercisable or exercisable within 60 days of February 27, 1998 as follows: 59,999 shares with respect to Drs. Frost and Bellini; 49,999 shares with respect to Mr. Flanzraich; 29,999 shares with respect to each of Messrs. Cousineau, Deitcher, Denis Dionne and Pfenniger; 9,999 shares with respect to Ms. Grey; 176,999 shares with respect to Mr. Kasprick; 3,333 shares with respect to Mr. Legault; 323,481 shares with respect to Dr. Mates; 162,500 shares with respect to Dr. Elliott; 222,133 shares with respect to Mr. Abdun-Nabi; 61,918 shares with respect to Dr. Morges; 54,998 shares with respect to Dr. Keith; and 105,000 shares with respect to one unnamed executive officer.

  (6) Reflects aggregate beneficial ownership of shares of the Company's Common Stock held by Delphi Asset Management ("Delphi") in its capacity as investment advisor, according to its Schedule 13G dated February 17, 1998. Delphi has sole voting power over 1,565,800 shares of the Company's Common Stock and sole dispositive power over 2,489,225 shares of the Company's Common Stock.

 (7) Reflects aggregate beneficial ownership of shares of the Company's Common Stock held by Denver Investment Advisors LLC ("DIA") in its capacity as investment advisor, according to its Schedule 13G dated February 11, 1998. DIA has sole voting power over 1,158,600 shares of the Company's Common Stock and sole dispositive power over 1,768,900 shares of the Company's Common Stock.

 (8) Although an officer of the general partner of Frost-Nevada, Mr. Flanzraich disclaims beneficial ownership of the shares of the Company's Common Stock beneficially owned by Frost-Nevada.

 (9) Although a director and/or officer of BioChem, the named individual disclaims beneficial ownership of the shares of the Company's Common Stock beneficially owned by BioChem.

 (10) 26,666 stock options are subject to a prior agreement between Mr. Denis Dionne and his former employer, whereby Mr. Dionne must exercise these options at his former employer's direction and then transfer the underlying shares of Company Common Stock to his former employer at cost (exercise price).

(11)  Includes 34,686 shares held jointly by Mr. Pfenniger and his wife.

(12)  A Named Officer of the Company.

(13) Includes, where applicable, approximately 2,515, 1,250, 2,411, 1,083, 461 and 1,444 shares issued under the Company's 401(k) Plan and Trust as a matching contribution by the Company to the retirement accounts of Dr. Mates, Dr. Elliott, Mr. Abdun-Nabi, Dr. Morges, Dr. Keith and one unnamed executive officer, respectively.

(14) Includes 40,000 shares held by Mr. Abdun-Nabi's spouse, for which Mr. Abdun-Nabi disclaims beneficial ownership.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange (the "AMEX"), the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than ten-percent shareholders (collectively, the "Reporting Persons") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, and written representations by the Reporting Persons, the Company believes that during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except that one monthly report, covering four transactions, was not timely filed by Jonathan Deitcher, a director of the Company.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total return of the Company's Common Stock (as traded on the AMEX) against the cumulative total return of the S&P 500 Composite Stock Index and the AMEX Biotechnology Index for the five years ended December 31, 1997.

      The phrase "total cumulative return" assumes that $100 was invested on December 31, 1992 in the Company's Common Stock and in each index and that all dividends were reinvested during the specified periods. The price performance of the Company's Common Stock shown below should not be viewed as being indicative of future performance.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     NORTH AMERICAN VACCINE, INC., S&P 500
                          AND AMEX BIOTECHNOLOGY INDEX

[STOCK PERFORMANCE GRAPH INDICATING THE PLOT POINTS LISTED BELOW:

                             1992   1993  1994  1995  1996   1997
                             ----   ----  ----  ----  ----   ----

North American Vaccine, Inc. 100    109    83   140   241    246
S&P 500 Composite Index      100    110   112   153   189    252
AMEX Biotechnology Index     100     68    48    78    85     95]

      The graph above shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such acts.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to (1) the President, as the Company's chief executive officer, and (2) the four other most highly compensated executive officers of the Company for the year ended December 31, 1997 (collectively, the "Named Officers").

                                                                                                   Long-Term
                                                                                                 Compensation
                                                                                                 ------------
                                                             Annual Compensation                    Awards
                                                    -------------------------------------           ------
                                                                                                   Securities
                                                                                 Other Annual      Underlying
    Name and                                        Salary         Bonus        Compensation(1)     Options          All Other
Principal Position                   Year            ($)            ($)               ($)             (#)          Compensation(2)
------------------                   ----            ---            ---               ---             ---          ---------------

Sharon Mates, Ph.D.                    1997        $350,000(3)        --               --            80,000            $5,374
  President                            1996         283,920         $50,000(4)         --               -0- (5)         5,224
                                       1995         273,000           --               --            75,000             4,754

Arthur Y. Elliott, Ph.D.               1997         283,000           --               --            37,500             5,374
  Senior Vice President-               1996         262,080           --               --               -0-             5,224
  Operations & Chief Operating         1995         252,000           --               --            75,000             4,754
  Officer

Daniel J. Abdun-Nabi                   1997         224,100           --               --            37,500(6)          5,374
  Senior Vice President-               1996         207,480           --               --               -0-             5,224
  Legal Affairs & General              1995         199,500           --               --            50,000             4,754
  Counsel

Wayne Morges, Ph.D.                    1997         215,700           --               --            25,000             5,374
  Vice President-                      1996         199,680           --               --               -0-             5,224
  Quality/Regulatory Affairs           1995         192,000           --               --            25,000             4,754

Stephen N. Keith, M.D., M.S.P.H.       1997         207,800           --               --            25,000             5,374
  Vice President-                      1996         192,400           --               --               -0-             5,224
  Marketing & Sales                    1995          67,242  (7)      --               --            70,000               172


-------------------------

(1) For 1997, 1996 and 1995, the aggregate amount of such Other Annual Compensation for each Named Officer is not reportable under SEC rules because such amount is the lesser of either $50,000 or 10% of the total annual salary for each such Named Officer.

(2) Amounts of All Other Compensation for 1997 includes (i) matching contributions made by the Company in fiscal 1997 to the Named Officer's retirement account under the North American Vaccine, Inc. Retirement and Savings 401(k) Plan and Trust ($4,750 for each Named Officer) and (ii) the Company's cost allocation of supplemental term life insurance ($624 for each Named Officer). The matching 401(k) contributions have been made in the form of the Company's Common Stock and are included in the table under the heading "Security Ownership of Certain Beneficial Owners and Management."

(3) Includes $35,000 adjustment to 1997 salary that was determined and paid during 1998.

(4)   Bonus determined and paid in 1997 for performance during 1996.

(5) In 1996, Dr. Mates was granted an 18-month extension of a previously granted option to purchase 270,000 shares of the Company's Common Stock under the Company's former Share Option Plan, which option was originally scheduled to expire on October 30, 1996. No other terms of the option were changed. The extension was effective as of April 14, 1996.

(6) In addition to the grant of a new option to purchase 37,500 shares of the Company's Common Stock under the Company's 1995 Share Option Plan, Mr. Abdun-Nabi was granted a five-year extension of a previously granted option to purchase 150,000 shares of the Company's Common Stock under the Company's former Share Option Plan, which option was originally scheduled to expire on March 18, 1997. No other terms of the option were changed. The extension was effective as of March 6, 1997.

(7)   Dr. Keith was first employed with the Company in August 1995.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning individual grants and extensions of stock options made to the Named Officers during the year ended December 31, 1997. The Company has not granted any stock appreciation rights ("SARs").

                                                 INDIVIDUAL  GRANTS
                         ----------------------------------------------------------------          POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES
                          NUMBER OF          PERCENT OF                                            OF STOCK PRICE APPRECIATION
                         SECURITIES         TOTAL OPTIONS                                               FOR OPTION TERM(1)
                         UNDERLYING          GRANTED TO          EXERCISE                          ---------------------------
                          OPTIONS           EMPLOYEES IN         OR BASE        EXPIRATION
   NAME                  GRANTED(2)         FISCAL YEAR           PRICE           DATE                  5%               10%
   ----                  ----------         -----------           -----           ----                  --               ---
                            (#)                                   ($/SH)

Sharon Mates                 80,000               12.3%           $19.00        07/09/2007        $  955,920        $2,422,489

Arthur Y. Elliott            37,500                5.8%            20.25        04/14/2007           477,567         1,210,248

Daniel J                    150,000(3)(4)         23.1%            11.125       03/18/2002         3,187,392         6,063,845
   Abdun-Nabi                37,500                5.8%            20.25        04/14/2007           477,567         1,210,248
                            -------               -----                                            ----------        ----------
                            187,500               28.8%                                            3,664,959         7,274,093

Wayne Morges                 25,000                3.8%            20.25        04/14/2007           318,378           806,832

Stephen N. Keith             25,000                3.8%            20.25        04/14/2007           318,378           806,832

--------------------

    (1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the per share market price on the date of grant and an annual appreciation at the rate stated through the expiration date of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    (2) Except for the extension of the option for 150,000 shares previously granted to Mr. Abdun-Nabi (see footnote 3), all options were granted under the Company's 1995 Share Option Plan at fair market value and vest in three equal installments commencing one year after the date of grant.

    (3) This represents a five-year extension of a previously granted option under the Company's former Share Option Plan, which was originally scheduled to expire on March 18, 1997. No other terms of the option were changed. The option is exercisable in full. The extension was effective as of March 6, 1997 and the fair market value of the Company's Common Stock was $19.875 as of such date.

    (4) This option is governed by the Company's former Share Option Plan. In accordance with the terms of that plan, upon the occurrence of certain major corporate transactions in which the Company is not the surviving or acquiring corporation, or in which the Company becomes a wholly-owned subsidiary of another corporation, if any option granted thereunder is then outstanding and unexercised and the shares thereunder are not converted or exchanged for securities of another corporation, then an optionholder is entitled to receive, in exchange for the cancellation of an option, a cash payment equal to the net difference between the fair market value of the Company's Common Stock and the option exercise price. On the other hand, if the transaction specifically provides for the conversion or exchange of the shares under any outstanding and unexercised portion of an option for securities of another corporation, the Company's Compensation Committee, in its sole discretion, may either (i) permit, in exchange for the cancellation of an option, a cash payment equal to net difference between the fair market value of the Company's Common Stock and the option exercise price or
          (ii) adjust the shares issuable under any outstanding and unexercised options in a manner not inconsistent with the terms of the transaction.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

  The following table summarizes the value realized by any of the Named Officers, who exercised options under the Company's former Share Option Plan in fiscal 1997, as well as the number and value of unexercised options held by each Named Officer as of December 31, 1997. As the Company has not issued any SARs, no SARs were exercised.

                                                            NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FISCAL YEAR-END                AT FISCAL YEAR-END (1)
                       SHARES                         -------------------------------        ------------------------------
                     ACQUIRED ON        VALUE
  NAME                 EXERCISE        REALIZED       EXERCISABLE       UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
  ----                 --------        --------       -----------       -------------        -----------      -------------
                         (#)              ($)            (#)               (#)                   ($)              ($)

  Sharon Mates           100,963     $1,173,002           319,037        105,000              $3,978,244           $751,563

  Arthur Y. Elliott           -0-            -0-          150,000         62,500               1,684,375            452,344

  Daniel J.
    Abdun-Nabi            23,700        327,363           219,633         54,167               2,966,553            360,160

  Wayne Morges                -0-            -0-           53,585         33,334                 740,460            209,382

  Stephen N. Keith            -0-            -0-           46,665         48,335                 603,728            419,084

---------------------
    (1) Values based only on (i) the number of options for which the exercise price was equal to or less than $24.9375 (the closing price of the Company's Common Stock on the AMEX on December 31, 1997) and (ii) the difference between such closing price and such options' exercise price.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report of the Company's Compensation Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such acts.

To the Company's Shareholders:

      The Compensation Committee of the Company's Board of Directors is charged with reviewing and approving the compensation of the Company's executive officers, as well as any other employees earning $130,000 or more per year thereafter (individually, a "Senior Manager" and, collectively, "Senior Management"); provided, however, that the President's cash compensation is subject to final approval of the entire Board of Directors. For these purposes, compensation includes salaries, benefits, stock options and any other forms of remuneration approved by the Compensation Committee. The objectives of the Compensation Committee's compensation program are three-fold: (i) to create incentives to achieve outstanding corporate and individual performance, (ii) to align Senior Management's interests with those of the Company's stockholders through potential stock ownership and (iii) to assist the Company in attracting and retaining qualified management by providing competitive levels of compensation.

      COMPONENTS OF SENIOR MANAGEMENT COMPENSATION. Consistent with these objectives and the long-term focus required at this stage of the Company's development, the Compensation Committee adheres to the position that a Senior Manager's compensation should consist of a reasonable cash salary to be supplemented by meaningful equity incentives in the form of stock option grants, whose ultimate value is tied to long-term corporate development and enhanced shareholder value.

      Salaries for Senior Management are determined initially by evaluating the responsibilities of the position held and the experience of the individual, as well as by reference to the competitive marketplace for management talent. Thereafter, the President, with the assistance of other members of Senior Management, makes annual salary recommendations for each Senior Manager to the Compensation Committee. The Compensation Committee reviews such recommendations and makes such modifications as it deems appropriate. The Compensation Committee sets final annual salaries, which take effect as of January 1 of each year.

      All Senior Managers establish annual goals and objectives (subject to their respective supervisor's approval) against which they are evaluated. The Compensation Committee also measures the performance of each Senior Manager against any increased responsibilities assumed. Further adjustments are made to reflect an assessment of the Company's performance in relation to its strategic and operational goals, as well as with its economic performance, giving due consideration to its stage of development. This assessment considers the quality and measured progress of the Company's research and development program, its manufacturing and related operations, and regulatory approval process, together with the success of strategic actions such as corporate financings, research and development agreements, corporate alliances and similar relationships. Based on the foregoing, the Compensation Committee agreed that salary increases for Senior Managers (other than the Company's President) should not exceed approximately 8.0% percent for fiscal 1997, with one exception to reflect the assumption of increased responsibilities. Except as described below with respect to the President's compensation package, the Compensation Committee has not, to date, established specific performance goals or tied executive compensation to the achievement of specific performance goals.

      Stock option grants represent a long-term incentive program designed to link Senior Management compensation with stockholder value over time. In recognition of the long time horizons required for returns on investments and strategic decisions in development-stage companies competing in the vaccine business, these grants also serve to focus Senior Management's attention on the Company's long-term needs. Generally, stock options are awarded to Senior Managers at the time that they join the Company and periodically thereafter. The Compensation Committee's intent is to immediately align the interests of Senior Management with those of the Company's shareholders through the initial stock option grant and then to grant options only on an intermittent basis in furtherance of this philosophy, taking into account the number of stock options then held by each Senior Manager. If necessary to retain a member of Senior Management, stock option grants may also be made in amounts that, when aggregated with the other forms of compensation mentioned above, will be, in the Compensation Committee's subjective judgment, fair and competitive.

      Grants of stock options are generally made upon the recommendations of the President; however, the actual number of stock options granted is determined by the Compensation Committee's subjective analyses of each Senior Manager's function, salary, length of service, performance and value to the Company, with no specific weighting given as to any of such factors. All options granted to Senior Managers are made at the then current market price. Options granted under the 1995 Share Option Plan generally first become exercisable one year after grant and vest over a three-year period and expire ten years following the date of grant. Generally, options may be exercised only so long as the optionee is an employee of the Company or within the twelve-month period following termination of employment.

      As a matter of policy, the Company generally does not alter the terms of previously granted options; however, the Compensation Committee, under unusual circumstances and on a case-by-case basis, occasionally considers the advisability of granting extensions of an option's exercise period. With this in mind, the Compensation Committee did extend in March 1997 the term of an expiring stock option for 150,000 shares of the Company's Common Stock previously granted to the Company's Senior Vice President -- Legal Affairs & General Counsel for an additional five years. As the exercise price of the option was below the then-current market price for the Company's Common Stock, the extension caused the Company to recognize a one-time, non-cash expense of approximately $1.3 million for financial, but not tax, reporting purposes. In the judgment of the Compensation Committee, the five-year extension of the option's term was appropriate given the officer's long-term service and substantial contributions to the Company.

      PRESIDENT'S COMPENSATION. These same compensation policies were applied by the Compensation Committee for Dr. Sharon Mates, who, in the capacity of President, serves as the Company's chief executive officer. In 1997 and 1998, the Compensation Committee approved (1) a 1997 salary of $350,000, (2) a $50,000 cash bonus for performance during 1996, and (3) the grant of an option for 80,000 shares of Common Stock. The Compensation Committee recommended this compensation after evaluating, among other things, (i) Dr. Mates' accomplishments during 1996 and 1997, (ii) the Company's performance in relation to its strategic, operational and economic goals, including the status of FDA approval for Certiva(TM), (iii) the compensation packages of officers with similar responsibilities at selected biotechnology companies as described in a compensation consultant's report, adjusted to reflect aged data, (iv) the number of options available for grant under the plan, and (v) past option awards to Dr. Mates, with no specific weighting given to any of such factors.

      The Company is generally denied a deduction for federal income tax purposes for compensation over $1 million paid in any taxable year to the Company's President or any of its four other most highly compensated executive officers. However, qualifying performanced-based compensation is not subject to the limitation if certain requirements are satisfied. Based on the rules under the new law, the Company believes that compensation expenses associated with the Company's former Share Option Plan, which expired by its terms in 1995, is exempt from this $1 million cap. The Company's 1995 Share Option Plan and 1995 Non-Employee Director and Senior Executive Stock Option Plan, as well as the Company's 1997 Share Option Plan, which will be considered for approval by the Company's shareholders at the Meeting, have been designed to comply with the requirements for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, the Company does not expect compensation to any individual to be in excess of $1 million in fiscal 1997 for purposes of this tax law. While the Company does not have a policy that requires all compensation payable in fiscal 1998 and thereafter to be deductible under Section 162(m), the Company does not expect compensation to any individual to be in excess of $1 million for fiscal 1998 and will endeavor, whenever possible without distorting incentives for performance to enhance the value of the Company, to cause compensation to be structured so that all of it will be tax deductible.

      As the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best interests of the Company and its shareholders, it is continually evaluating those compensation programs and procedures with respect to Senior Management. Accordingly, the Compensation Committee has engaged a compensation consultant to advise the committee on, among other things, a complete compensation program, system and package for future compensation determinations for Senior Management as well as for directors.

April 2, 1998                             Compensation Committee

                                          Jonathan Deitcher, Chairman
                                          Alain Cousineau
                                          Denis Dionne


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Through January 29, 1997, the members of the Compensation Committee for the Company's Board of Directors were Jonathan Deitcher, Rondi Grey and Richard Pfenniger. After that date, Alain Cousineau and Denis Dionne served with Mr. Deitcher on the committee for the remainder of fiscal 1997. None of the individuals listed above was or is a current employee or a former or current officer of the Company or any of its subsidiaries. Rondi Grey was the Corporate Affairs Advisor to the President of BioChem until June 1997. Richard Pfenniger served as the Chief Operating Officer of IVAX through March 1997 and thereafter as Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. ("Whitman").

      Dr. Bellini is the President and Chief Executive Officer, as well as a director, of BioChem and serves as a member of BioChem's Human Resources and Compensation Committee. Mr. Legault is Executive Vice President, Investments and Subsidiaries of BioChem. Dr. Frost is the Chairman of the Board and Chief Executive Officer of IVAX, Mr. Flanzraich is a director of IVAX, and Mr. Kasprick was a director of IVAX through September 1997. Dr. Frost is the Chairman, and Mr. Flanzraich is a director, of Whitman. See "Certain Transactions" for a description of certain transactions relating to, among others, Dr. Frost, IVAX, BioChem and the Company.

                              CERTAIN TRANSACTIONS

      The  transaction,  whereby  certain  vaccine  technologies  of BioChem and
American Vaccine Corporation, the predecessor to the Company ("American Vaccine"), were combined into the Company, was consummated on February 28, 1990 (the "Merger"). As a result of the Merger, BioChem currently holds Common Stock of the Company, Series A Preferred Stock of the Company, and options to purchase Common Stock, which options may only be exercised when and to the extent that the matching options issued to former option holders of American Vaccine are first exercised. In the Merger, BioChem issued shares to the Company, together with cash and certain vaccine technologies. In the Merger, the Company and BioChem granted to each other a one-time demand registration right (with expenses to be paid by the party exercising the registration right) and certain piggy-back registration rights. The piggy-back registration rights expired on January 17, 1995 and the demand registration right, which was scheduled to expire as of January 17, 1998, was amended in January 1998 to extend that right until January 17, 2001.

      A shareholders' agreement (the "Shareholders' Agreement") was executed between Dr. Frost, Frost-Nevada and IVAX (collectively, the "Frost Group") and BioChem as part of the Merger. Under the Shareholders' Agreement, both the Frost Group and BioChem agreed to nominate an equal number of directors for election to the Board of Directors of the Company, and such nominees then select one additional nominee satisfactory to both groups of nominees. The Frost Group and BioChem agreed to vote all of their respective shares of Common Stock of the Company to elect to the Board of Directors all of the nominees so selected. The combination of the voting power of the Frost Group and BioChem under the Shareholders' Agreement gives them effective control of the Company and enables them to determine the policies and direct the operations of the Company. The Shareholders' Agreement also grants the Frost Group and BioChem mutual rights of first refusal with respect to the sale, transfer or other similar disposition of any of their shares of the Company's Common Stock, the Company's Series A Preferred Stock or other securities of the Company held directly or indirectly by either of them. Such rights of first refusal do not apply, however, to transfers of such securities by the Frost Group or BioChem to their respective affiliates. The Shareholders' Agreement will terminate on February 28, 2000. In addition, in the event that either BioChem or the Frost Group ceases to hold an aggregate of 50% or more of the Company's Common Stock, the Company's Series A Preferred Stock and other Company securities owned by it on February 28, 1990, the selling party will lose its rights of first refusal under the Shareholders' Agreement and the provisions thereunder regarding the nomination and approval of nominees to the Board of Directors of the Company will lapse.

      In connection with the Merger, Frost-Nevada, IVAX and a former officer (collectively, the "Indemnitees"), all of whom beneficially owned, at the time, more than 5% of the outstanding capital stock of American Vaccine, entered into an Indemnification Agreement with the Company (the "Indemnification Agreement"), pursuant to which the Company agreed to indemnify the Indemnitees against any United States federal, state and local income tax liabilities that may arise under prescribed "gain recognition agreements" that the Indemnitees were required to file with the United States Internal Revenue Service and that would require the Indemnitees to recognize gain upon the occurrence of certain events. Such gain recognition agreements generally would require that the Indemnitees recognize gain (and file amended tax returns) if the Company sells American Vaccine stock that it acquired as a result of the Merger or if American Vaccine sells all or substantially all of its assets (other than in the ordinary course of business) during the period commencing on the date of consummation of the

Merger and ending December 31, 2000. Under the Indemnification Agreement, the Company agreed to (i) lend the Indemnitees on an interest-free and after-tax basis, an amount equal to the taxes to be paid with the amended tax returns, and
(ii) pay the Indemnitees, on an after-tax basis, any interest and penalties with respect to the taxes to be paid with the amended returns. However, repayment of these loans will only be required at the time and to the extent that the Indemnitees receive benefit from the resulting increase in the tax basis of their Common Stock or Series A Preferred Stock. There can be no assurance that any such benefit will be received. Under the Indemnification Agreement, the Company's directors nominated by the Frost Group, with the exception of Dr. Frost, will not be precluded from voting upon a transaction that could give rise to the Company's indemnification obligations to the Indemnitees. The affirmative vote of 75% of all of the Company's directors, excluding Dr. Frost, will be required to approve any transaction that could require the payment of any indemnity pursuant to the Indemnification Agreement. No payments would be triggered under the Indemnification Agreement arising out of a tender offer for, or a business combination involving, all of the Company's Common Stock.

      In 1997, the Company was represented by law firm of Heller Ehrman White & McAuliffe in certain matters. Mr. Flanzraich, Chairman of the Board of the Company, is a member of that firm.


                APPROVAL OF THE COMPANY'S 1997 SHARE OPTION PLAN
                                (PROPOSAL NO. 2)

      The Company's 1997 Share Option Plan (the "1997 Share Option Plan") was adopted by the Company's Board of Directors at its regular meeting on December 9, 1997, subject to the approval of the Company's shareholders. If a quorum is present, an affirmative vote of the majority of votes actually cast at the Meeting is required to approve the 1997 Share Option Plan.

      The 1997 Share Option Plan is designed to comply with the requirements of Rule 16b-3 promulgated under the 1934 Act, and the Company intends that options granted under the 1997 Share Option Plan will qualify for an exception to the rule limiting the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the deductibility of compensation over $1 million paid to the Company's President and its four other most highly compensated executive officers unless that compensation is performanced-based and the plans under which the compensation is paid are approved by the shareholders. Shareholder approval of the 1997 Share Option Plan should permit deductibility under Section 162(m) of the Code of compensation attributable to stock options. The 1997 Share Option Plan will not be put into effect if shareholder approval is not obtained.

      A summary of the essential features of the 1997 Share Option Plan is provided below, but is qualified in its entirety by reference to the full text of the 1997 Share Option Plan, which is attached as Exhibit A to this Proxy Statement.

DESCRIPTION OF THE 1997 SHARE OPTION PLAN

      PURPOSE. The 1997 Share Option Plan is intended to contribute to the Company's ability to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and its subsidiaries as well as directors and other individuals who perform services for the Company, and to promote the success of the Company's business. The 1997 Share Option Plan is not qualified under
Section 401(a) of the Code, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      SHARES AVAILABLE FOR ISSUANCE. The 1997 Share Option Plan authorizes the granting of options to purchase up to 5,000,000 shares of the Company's Common Stock (all or any of which may be incentive stock options). As of April 6, 1998, the 5,000,000 shares reserved for issuance under the 1997 Share Option Plan had an aggregate market value of $83,437,500 (based on the closing price of the Company's Common Stock on the AMEX as of such date). The shares issued under options pursuant to the 1997 Share Option Plan will be newly issued or treasury shares of Common Stock. No employee may receive stock options under the 1997 Share Option Plan in any calendar year to purchase more than one percent of the shares of Common Stock issued and outstanding as of the beginning of that calendar year. If an option should expire, terminate or otherwise become unexercisable for any reason without having been exercised in full, the unpurchased shares will become available for further grant under the 1997 Share Option Plan.

      ADMINISTRATION. The 1997 Share Option Plan is administered by a committee of the Board of Directors (the "Committee"), which must consist of at least two directors who are "non-employee directors" as defined under Rule 16b-3 promulgated under the 1934 Act and who are "outside directors" as defined for purposes of Section 162(m) of the Code. Subject to the provisions of the 1997 Share Option Plan, the Committee has the authority, in its discretion, among other things, (1) to grant incentive stock options or non-qualified stock options; (2) to determine the fair market value of the Company's Common Stock;
(3) to establish the duration of each Option granted; (4) to determine the per share exercise price of each option granted; (5) to determine the persons to whom, and the time or times at which, options shall be granted and the number of shares represented by each option; (6) to determine the vesting schedule of options to be granted and to accelerate the vesting of any option already granted; (7) to determine whether the exercise price of or taxes relating to any option may be paid in already owned shares and/or shares of the Company's Common Stock then issuable upon the exercise of the option; (8) to prescribe, amend and rescind rules and regulations relating to the 1997 Share Option Plan; (9) to determine the terms and provisions of each option granted (which need not be identical); (10) to accelerate or defer the exercise date of any option; (11) to waive or amend any and all restrictions and conditions of any options, including, without limitation, extending the term of any option; (12) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Committee; and
(13) to interpret the 1997 Share Option Plan and make all other determinations deemed necessary or advisable for the administration of the 1997 Share Option Plan. All decisions, determinations and interpretations of the Committee are final and binding on all optionees.

      AWARD LIMITATIONS. The 1997 Share Option Plan provides for the issuance of options intended to be incentive stock options within Section 422 of the Code and nonqualified stock options not intended to meet the requirements of Section 422 of the Code. Incentive stock options may only be granted to employees, including employees of the Company's subsidiaries, and nonqualified options may be granted to employees, non-employee directors, independent contractors and agents of the Company and its subsidiaries; provided, however, the Company is not permitted to grant options under the 1997 Share Option Plan to any person who is a non-employee director if such grant does not comply with Rule 16b-3 of the 1934 Act or to any person who is a Canadian resident. Incentive stock options that first become exercisable in any calendar year for shares with a fair market value on the date of grant in excess of $100,000 are treated as nonqualified stock options to the extent of such excess.

      TERM. The 1997 Share Option Plan will continue in effect until December 9, 2007, unless earlier terminated by the Committee. Each option granted may have a term of up to 10 years, or such shorter time as may be determined by the Committee. However, with respect to an incentive stock option granted to an employee who, immediately before the granting of the option, owns more than 10% of the voting power of all classes of stock, the term of the incentive stock option shall not exceed five years, or such shorter time as may be determined by the Committee.

      OPTION PRICE. The per share exercise price for the shares under the options (both incentive stock options and nonqualified stock options) will be determined by the Committee; however, it may not be less than 100% of the fair market value of the Common Stock on the date of grant (except with respect to substitute options issued with certain corporate transactions). Nonetheless, the exercise price of any incentive stock option granted to the holder of more than 10% of the voting power of all classes of shares of the Company may not be less than 110% of the fair market value on the date of grant. Fair market value is defined as the closing price of the Company's Common Stock on the principal securities exchange on which such stock is traded on the date of grant or, if no sales were reported on that date, then on the last preceding date on which a sale was reported. The optionee is required to pay for the shares to be issued upon exercise of an option in cash, check, or such other form and in such other manner as the Committee may accept, which may include shares of the Company's Common Stock owned by the optionee. The options are exercisable at such time and in accordance with the procedures specified in the option agreement.

      TERMINATION OF EMPLOYMENT. In general, all outstanding options granted to an employee terminate three months after the optionee ceases to be an employee (or such longer period as determined by the Committee), except that such options terminate (i) immediately (unless otherwise determined by the Committee) if the optionee's employment is terminated for willful or gross misconduct, including, without limitation, breach of fiduciary duty and (ii) 36 months after retirement. With respect to options granted to persons other than employees, the Committee shall have the authority to determine in its sole discretion the ability of that optionee to exercise an option following termination of his or her relationship with the Company.

      The options granted under the 1997 Share Option Plan may not be transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, and, during the optionee's lifetime, the options may be exercised only by the optionee or his or her legal representative. In the event that an optionee dies, an option may be subsequently exercised by the legal representatives of the optionee's estate during the remaining term of the option, but only to the extent the optionee was entitled to exercise such option as of the date of death.

      ADJUSTMENTS. The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available to be granted in the future under the 1997 Share Option Plan, the exercise price per share of outstanding options and the maximum number of shares of Common Stock with respect to which options may be granted to any employee in any calendar year will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In event of a dissolution or liquidation, outstanding options will terminate upon consummation of such transaction, unless otherwise provided by the Committee. In addition, in the event of an acquisition by the Company of another corporation where the Company assumes under the 1997 Share Option Plan outstanding stock options or similar obligations of such corporation, the number of shares available under the 1997 Share Option Plan shall be appropriately increased to reflect the number of shares under such options or other obligations assumed.

      CHANGE OF CONTROL. In the event of a change of control of the Company, the exercisability of each option shall be automatically accelerated so that each such option outstanding shall, immediately prior to the specified effective date of a change of control, becomes fully exercisable for all shares subject to the option. The events that trigger an acceleration of the options' exercisability are: (i) a third party acquires direct or indirect ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities of the Company; (ii) any election has occurred of persons to the Board of Directors of the Company that causes two-thirds of the Company's Board of Directors to consist of persons other than (A) persons who were members of the Company's Board of Directors on January 1, 1997 and (B) persons who were nominated by the Company's Board of Directors for election as members of the Company's Board of Directors at a time when two-thirds of the Company's Board of Directors consisted of persons who were members of the Company's Board of Directors on January 1, 1997; provided, however, that any person nominated for election by the Board of Directors of the Company at least two-thirds of whom constituted persons described in clauses (A) and/or (B) above or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A) above; or (iii) the shareholders of the Company approve (A) any statutory consolidation, merger or amalgamation of the Company in which the Company is not the surviving corporation (other than a merger or amalgamation of the Company in which the holders of shares of Common Stock immediately prior to the merger or amalgamation have the same proportionate ownership of the surviving corporation immediately after the merger or amalgamation), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity that is not a wholly-owned subsidiary of the Company.

      AMENDMENTS TO THE PLAN AND OPTIONS. The Committee may amend, suspend, discontinue or terminate the 1997 Share Option Plan in such respects as it deems advisable, but will not be able to amend the 1997 Share Option Plan without shareholder approval where such approval is required in order to comply with the Canada Business Corporations Act, the rules of the exchange on which the Common Stock is listed, Section 162(m) of the Code, or any other requirement of applicable law or regulation. In addition, the Committee may waive any conditions or rights under, or amend, suspend, discontinue or terminate, any option and/or the terms of any corresponding option agreement. No amendment, suspension, discontinuance or termination of the 1997 Share Option Plan or any option granted thereunder shall, without an optionee's consent, impair any of the rights of the optionee under any option previously granted under the 1997 Share Option Plan.

      EFFECTIVE DATE OF THE PLAN. The 1997 Share Option Plan is subject to the approval by the affirmative vote of a majority of the votes actually cast, in person or by proxy, at the Meeting. If the 1997 Share Option Plan is approved, it will become effective as of December 9, 1997, the date of its adoption by the Board of Directors. The 1997 Share Option Plan will terminate if it is not approved by the shareholders within twelve months after the date of its adoption by the Company's Board of Directors. All options granted prior to shareholder approval are granted conditional upon shareholder approval of the Plan, except to the extent that any option agreement expressly provides for the continuance of the options granted as non-plan, nonqualified options notwithstanding the termination of the Plan.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

      INCENTIVE STOCK OPTIONS. The Company intends that certain options granted under the 1997 Share Option Plan will qualify as incentive stock options meeting the requirements of Section 422 of the Code. The tax consequences attendant to the grant and exercise of incentive stock options are discussed in general terms below.

      The grant of an incentive stock option has no immediate federal income tax consequences to the optionee or to the Company. In addition, the exercise of an incentive stock option generally has no immediate tax consequences to the Company or to the optionee. Under the alternative minimum tax provisions of the Code, however, the exercise of an incentive stock option would result in an increase in the optionee's alternative minimum taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

      If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period (I.E., the later of two years from the date of grant and one year from the date of exercise), the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the option. The Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise.

      If, however, an optionee exercises an incentive stock option more than three months after termination of employment (twelve months after termination in the case of disability) or disposes of the shares prior to the expiration of the required holding period, the option will be treated for tax purposes as a nonqualified stock option, such that the optionee generally recognizes ordinary income (subject to wage withholding and employment taxes) equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of Section 162(m) of the Code do not apply, and applicable reporting requirements are satisfied. If the amount realized upon such a disposition exceeds the fair market value of the shares on the date of exercise, the excess generally would be treated as long-term or short-term capital gain.

      NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option has no immediate federal income tax consequences to the optionee or the Company. Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of Section 162(m) of the Code do not apply, and applicable reporting requirements are satisfied. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as capital gain or loss.

      TAXATION OF LONG-TERM CAPITAL GAINS. The Taxpayer Relief Act of 1997 substantially changed the tax treatment of capital gains for individuals. For capital assets (including stock received upon exercise of options) held for more than 18 months, the maximum rate of tax on net capital gains is 20%. A 10% rate applies to taxpayers in the 15% ordinary income tax bracket. Capital gains on assets held for more than 12 months but less than 18 months are taxed at a 28% rate. For holding periods beginning after December 31, 2000, gains on capital assets held for more than five years are subject to a reduced rate. The 20% and 10% rates discussed above are reduced to 18% and 8%, respectively.

      The foregoing summary of the effect of U.S. federal income taxation to the optionee and the Company under the 1997 Share Option Plan does not purport to be complete. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which the participant may reside. Participants should consult their own tax advisors to determine the tax consequences to them of participating in the 1997 Share Option Plan.

CURRENT PARTICIPATION UNDER THE 1997 SHARE OPTION PLAN

      As of April 6, 1998, no options had been granted under the 1997 Share Option Plan, so all 5,000,000 shares reserved thereunder remained eligible for grant. It is not possible to identify the persons who will be granted options under the 1997 Share Option Plan, the number of shares subject to any option, or the terms and conditions of any option, because these matters will be determined by the Committee in the future. As of April 6, 1998, six executive officers, approximately 270 employees, four non-employee directors who are not residents of Canada, and an indeterminate number of independent contractors and agents were eligible to receive stock options under the 1997 Share Option Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 (APPROVAL OF THE COMPANY'S 1997 SHARE OPTION PLAN).


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 3)

      The Board of Directors has recommended that the Company's shareholders appoint Arthur Andersen LLP as the independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 1998. Arthur Andersen LLP was previously appointed by the shareholders as the independent public accountants for the Company for the years ended December 31, 1989 through 1997. The Company's audited consolidated balance sheets as of December 31, 1997 and 1996 and audited consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995 have been submitted to the shareholders as part of the 1997 Annual Report to Shareholders accompanying this Proxy Statement. A representative of Arthur Andersen LLP will be present at the Meeting, will have the right to make a statement if he or she so desires and will be available to respond to appropriate questions by the shareholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 (APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS).


                                 OTHER BUSINESS

      The Company is not aware of any other matters that may come before the Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the Meeting. Whether or not you attend the Meeting in person, please fill in, date and sign the enclosed proxy and return it promptly. If you attend the Meeting, you may, of course, vote your shares even though you may have previously sent in your proxy.


                               1999 ANNUAL MEETING

      In the event that shareholders of the Company intend to make proposals to be presented at the Company's 1999 Annual Meeting of Shareholders to be held in May 1999 (or such date as shall be designated by the Board of Directors), such proposals, to be included in the 1999 Proxy Statement and form of proxy, must be received by the Company at its principal executive offices by no later than December 31, 1998.


APPROVAL BY THE BOARD OF DIRECTORS

The contents and sending of this Proxy Statement have been approved by the Board of Directors of North American Vaccine, Inc.



/S/ DANIEL J. ABDUN-NABI
----------------------------------
DANIEL J. ABDUN-NABI, SECRETARY

                                                                      EXHIBIT A

                          NORTH AMERICAN VACCINE, INC.
                             1997 SHARE OPTION PLAN


      1. PURPOSES. The purposes of this 1997 Share Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries or Parent, as well as to directors and other individuals who perform services for the Company or its Subsidiaries or Parent, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Committee and as reflected in the terms of the written Option agreement.

      2. DEFINITIONS. As used herein, the following definitions shall apply:

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder, as each of the statute, rules and regulations may be amended from time to time.

      "COMMON SHARES" shall mean the common shares, no par value, of the Company.

      "COMPANY"   shall  mean  North  American   Vaccine,   Inc.,  a  Canadian
corporation.

      "COMMITTEE" shall mean the committee appointed by the Company's Board of Directors in accordance with Section 4(a) of the Plan.

      "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Service as an Employee shall not be considered interrupted for purposes of the Plan, in the case of sick leave, military leave, or any other personal, family and medical leave permitted and duly approved in accordance with the Company's written policies, as well as any other bona fide leave of absence approved by the Committee.

      "EMPLOYEE" shall mean any person, other than a resident of Canada, who is employed by the Company or any Parent or Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" of a Common Share shall mean, as of any given date, the closing sales price of a Common Share on such date on the principal national securities exchange on which the Common Shares are then traded or, if the Common Shares are not then traded on a national securities exchange, the average of the high and low trading prices of the Common Shares on such date as reported on the Nasdaq; provided, however, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. In the event the Common Shares are not admitted to trade on a securities exchange or quoted on Nasdaq, the Fair Market Value of a Common Share as of any given date shall be as determined in good faith by the Committee.

      "INCENTIVE STOCK OPTION" shall mean a share option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      "NONQUALIFIED STOCK OPTION" shall mean a share option not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      "OPTION" shall mean an option to purchase Common Shares granted pursuant to the Plan.

      "OPTIONED SHARES" shall mean the Common Shares subject to an Option.

      "OPTIONEE" shall mean the recipient of an Option.

      "PARENT" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

      "RULE 16B-3" shall mean Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act or any successor rule.

      "SHARE" shall mean a Common Share, as adjusted in accordance with Article 12 of the Plan.

      "SUBSIDIARY" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. SHARES. Subject to the provisions of Article 12 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 (any or all of which may be Incentive Stock Options). The Optioned Shares shall be newly issued or treasury Common Shares. The grant of an Option pursuant to the Plan shall reduce the number of Shares that thereafter may be available for future grants under the Plan; provided, however, that if an Option should expire, terminate or otherwise become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan. Exercise of an Option in any manner shall result in a decrease in a number of Shares that thereafter may be available for purchase under the Option by the number of Shares as to which the Option is exercised.

      4.    ADMINISTRATION.

      (a) COMMITTEE. The Plan at all times shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Company's Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the Code.

      (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonqualified Stock Options; (ii) to determine the Fair Market Value of the Common Shares; (iii) to establish the duration of each Option granted; (iv) to determine the exercise price per Share of the Options to be granted; (v) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (vi) to determine the vesting schedule of Options to be granted and to accelerate the vesting of any Option already granted; (vii) to determine whether the exercise price of or taxes relating to an Option may be paid in already owned Shares and/or Shares then issuable upon the exercise of the Option; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option granted under the Plan (which need not be identical); (x) to accelerate or defer the exercise date of any Option; (xi) to waive or amend any and all restrictions and conditions of any Options, including, without limitation, extending the term of any Option;
(xii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xiii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees. No member of the Company's Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option agreement.

      5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, non-employee directors and independent contractors and agents of the Company or any Parent or Subsidiary; provided, however, that Options may not be granted under the Plan to
(i) a non-employee director if such grant does not comply with provisions of Rule 16b-3, or (ii) any persons or entities that are Canadian residents. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Subject to the provisions of Article 12 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Employee in any calendar year is one percent (1%) of the Common Shares issued and outstanding as of the beginning of such calendar year.

      Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Common Shares for which Incentive Stock Options (under all share option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds One Hundred Thousand U.S. Dollars (US$100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Common Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

      6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company; provided that, if the Plan is not approved by the shareholders of the Company in accordance with Article 17 of the Plan within twelve (12) months after the date of adoption by the Company's Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void, except to the extent that any Option agreement expressly provides for the continuance of the Options granted thereby (as non-plan, nonqualified options) notwithstanding the termination of the Plan. Unless sooner terminated in accordance with Article 14 of the Plan, the Plan shall terminate on December 9, 2007, except that the Plan and the Committee's authority thereunder shall continue with respect to any Options then outstanding. After such date, no further Options shall be granted under the Plan.

      7. TERM OF OPTION. The term of each Option granted to an Employee shall be ten (10) years from the date of grant thereof or such shorter time as may be determined by the Committee and set forth in the Option agreement. In the case of Options granted to individuals who are not Employees, the term of each Option shall be such term as may be determined by the Committee, not to exceed ten (10) years. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be determined by the Committee and set forth in the Option agreement.

      8.    EXERCISE PRICE AND CONSIDERATION.

      (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

            (i) In the case of an Incentive Stock Option: (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and (B) granted to any other Employee, the per Share exercise price shall be no less than the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than the Fair Market Value per Share on the date of grant.

      (b) Notwithstanding Section 8(a) of the Plan, in the event the Company substitutes an Option to replace a share option issued by another corporation in connection with a corporate transaction, such as a merger, amalgamation, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the Committee may grant substituted Options under the provisions of the Plan replacing old options granted under a plan of another party to such transaction. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion (subject to the provisions of Section 424(a) of the Code in the case of an Option that was intended to qualify as an Incentive Stock Option). Any such adjustments may provide for the elimination of any fractional Common Shares that might otherwise become subject to any Options.

      (c) During the period when an Option is exercisable, the Option may be exercised, in whole or in part, by giving written notice of exercise to the Company (in form acceptable to the Company) specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the aggregate exercise price of the Shares to be purchased in cash, check (including, without limitation, payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Common Shares may be issued directly to the Optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer) or such other form and in such other manner as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Shares duly owned by the Optionee (and for which the Optionee has good title, free and clear of any liens and encumbrances) or by reduction in the number of Common Shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Shares on the date the Option is exercised. No Common Shares shall be issued until payment, as provided herein, therefor has been made.

      9.    EXERCISE OF OPTION.

      (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise (in a form acceptable to the Company) has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8(c) of the Plan.

      (b) RIGHTS AS A SHAREHOLDER. Until the issuance, which in no event (except as provided in Article 15 of the Plan) will be delayed more than thirty (30) days from the date that the Company receives payment in full after proper exercise of the Option, of the share certificate evidencing the Shares to be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in the Plan.

      10.   TERMINATION OF EMPLOYMENT.

      (a) TERMINATION OF STATUS AS AN EMPLOYEE. If any Employee ceases to be in Continuous Status as an Employee, other than (i) by reason of retirement, (ii) death, or (iii) as a result of a termination by the Company for willful or gross misconduct, including, without limitation, breach of fiduciary duty, as determined by the Committee (whose determination shall be final, binding and conclusive), any Option held by such Employee shall be exercisable within three
(3) months after the date he ceases to be in Continuous Status as an Employee (or such longer period as the Committee shall determine, in its sole and absolute discretion) to the extent the Employee was entitled to exercise such Option as of the date of his termination of employment, unless the Committee provides for a shorter or longer period. Notwithstanding the foregoing, in granting Incentive Stock Options, the Committee, in its sole discretion, may elect to limit the period that an Employee may exercise an Option following his termination to the periods prescribed by Section 422 of the Code (or any shorter periods as the Committee shall determine).

      (b) RETIREMENT OF OPTIONEE. If any Employee ceases to be in Continuous Status as an Employee by reason of such Employee's retirement, any Option held by such Employee shall be exercisable within thirty-six (36) months after the date he ceases to be in Continuous Status as an Employee to the extent that he was entitled to exercise such Option as of the date of his retirement, unless the Committee provides for a shorter or longer period. For purposes of the Plan, "retirement" means voluntary termination of services as an Employee at or after age sixty-five (65) other than as a result of willful or gross misconduct, unless determined otherwise by the Committee.

      (c) TERMINATION FOR MISCONDUCT. If any Employee ceases to be in Continuous Status as an Employee as a result of a termination by the Company for willful or gross misconduct, including, without limitation, breach of fiduciary duty (the Committee's determination in this regard shall be final, binding and conclusive), any and all Options held by such Employee shall terminate immediately and automatically at the time of his termination as an Employee, unless the Committee provides for an earlier or later time for the termination of such Option(s), and such Option(s) will not be exercisable after such time of termination, unless otherwise determined by the Committee.

      (d) DEATH OF OPTIONEE. Subject to the provisions of the Plan, any Option held by an Optionee at the time of his death may be exercised subsequently by the legal representative of the Optionee's estate during the remaining term of the Option, but only to the extent the Optionee was entitled to exercise such Option as of the date of his death, unless the Committee provides for a longer or shorter period. In the event of the death of an Optionee during the final three (3) months of the time period specified in Section 10(a) or 10(b), as applicable, the Option may be exercised, at any time within three (3) months following the date of his death, by the Optionee's estate or by a person or persons who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of his death, unless the Committee provides for a longer or shorter period.

      (e)  EXPIRATION  OF OPTIONS.  None of the events  described  above in this
Article 10 shall extend the period of exercisability of the Option beyond the expiration date thereof. To the extent that an Optionee was not entitled to exercise an Option on the date he ceased to be in Continuous Status as an Employee or the date of the Optionee's death, or if he does not exercise such Option (which he was entitled to exercise) within the time period specified in this Article 10, the Option shall terminate and become null and void. Notwithstanding the provisions of Section 10(a), 10(b) or 10(d) of the Plan, no Options shall be exercisable after an Optionee ceases to be in Continuous Status as an Employee in the event the Optionee shall have, during the time period in which his Options are exercisable, engaged in deliberate action that, as determined by the Committee in its sole discretion (whose determination shall be final, binding and conclusive), causes substantial harm to the interests of the Company or constitutes a breach of any obligation of the Optionee to the Company. In such event, the Optionee shall forfeit all rights to any unexercised Option as of the date of such deliberate action and all such unexercised Options shall terminate immediately and automatically at the time of such deliberate action.

      (f) NON-EMPLOYEE DIRECTORS, INDEPENDENT CONTRACTORS AND AGENTS. The Committee shall have the authority to determine in its sole discretion (whose determination shall be final, binding and conclusive) the ability of an Optionee who is not an Employee to exercise an Option following termination of his or her relationship with the Company and its Parent and Subsidiaries.

      11. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised, during the lifetime of the Optionee, only by the Optionee or his legal representative.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL; DISSOLUTION.

      (a) Subject to any required action by the shareholders of the Company, each of (i) the number of Common Shares covered by each outstanding Option, (ii) the number of Common Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation, termination or expiration of an Option, (iii) the exercise price per Share covered by each such outstanding Option, and (iv) the maximum number of Shares with respect to which Options may be granted to any Employee in any calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split or the payment of a stock dividend with respect to the Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company; provided, however, that (A) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (B) in no event shall any adjustment be made that would render any Incentive Stock Option granted hereunder to be treated other than as an "incentive stock option" as defined in Section 422 of the Code; and provided further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Common Shares subject to an Option.

      (b) In the event of a dissolution or liquidation of the Company, all outstanding Options will terminate upon the consummation of such action, unless otherwise provided by the Committee.

      (c) The exercisability of each Option shall be automatically accelerated so that each such Option outstanding shall, immediately prior to the specified effective date of any of the following events, become fully exercisable with respect to the total number of Shares subject to such Option and may be exercisable for all or any portion of such Shares, in the event that:

            (i) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Company and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise;

            (ii) any election has occurred of persons to the Board of Directors of the Company that causes two-thirds of the Company's Board of Directors to consist of persons other than (A) persons who were members of the Company's Board of Directors on January 1, 1997 and (B) persons who were nominated by the Company's Board of Directors for election as members of the Company's Board of Directors at a time when two-thirds of the Company's Board of Directors consisted of persons who were members of the Company's Board of Directors on January 1, 1997; provided, however, that any person nominated for election by the Board of Directors of the Company at least two-thirds of whom constituted persons described in clauses (A) and/or (B) above or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A) above; or

            (iii) the shareholders of the Company approve (A) any statutory consolidation, merger or amalgamation of the Company in which the Company is not the surviving corporation (other than a merger or amalgamation of the Company in which the holders of Common Shares immediately prior to the merger or amalgamation have the same proportionate ownership of the surviving corporation immediately after the merger or amalgamation), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity that is not a wholly-owned subsidiary of the Company.

      (d) In the event of an acquisition by the Company of another corporation where the Company assumes under the Plan outstanding stock options or similar obligations of such corporation, the number of Shares available under the Plan shall be appropriately increased to reflect the number of shares under such options or other obligations assumed.

      (e) Adjustments and determinations under this Article 12 shall be made by the Committee, upon the advice of counsel, whose decisions shall be final, binding and conclusive.

      13. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

      14. AMENDMENT AND TERMINATION OF THE PLAN AND OPTIONS. Subject to the provisions of this Article 14, the Plan may be amended, suspended, discontinued or terminated at any time by the Committee without the approval of the Company's shareholders in such respects as the Committee may deem advisable so that the Plan and/or Options may conform to any changes in the law or in any other respect which the Committee may deem to be in the best interests of the Company, other than any amendments required to be approved by shareholders under (i) the Canada Business Corporation Act, (ii) the rules of the securities exchange or Nasdaq on which the Common Shares are listed, or (iii) Section 162(m) of the Code, or any other requirement of applicable law or regulation. No Option may be granted during any suspension or discontinuance of the Plan or after its termination. Amendments to the Plan also shall be subject to any approvals required under applicable laws or regulations or under the applicable rules of any stock exchange or Nasdaq on which the Common Shares are listed. In addition, subject to the provisions of this Article 14, the Committee may waive any conditions or rights under, or amend, suspend, discontinue or terminate, any Option and/or the terms of any corresponding Option agreement; provided, however that the Committee may amend any Option and/or the terms of any corresponding Option agreement only to the extent that the Option and/or such Option agreement, as either may be amended, could have been granted pursuant to the Plan with such amended terms. No amendment of an Option shall be deemed to be the grant of a new Option for purposes of the Plan. In addition, no amendment, suspension, discontinuation or termination of the Plan or any Option shall, without an Optionee's consent, impair any of such Optionee's rights under any Option theretofore granted to such Optionee.

      15.   CONDITIONS UPON ISSUANCE OF SHARES.

      (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Canadian Business Corporations Act, the Securities Act (Quebec), the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or Nasdaq, and shall be further subject to the advice of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to complete a questionnaire in a form acceptable to the Company and to make certain representations and warranties required or desirable (in the opinion of the Company or its counsel), including, without limitation, any representations and warranties required by law, in the opinion of counsel, regarding investment intent. If, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of laws, certificates representing Shares issued upon exercise of the Option shall bear a legend prohibiting transfer of such Shares unless, in the opinion of such counsel, such transfer is not inconsistent with any of the requirements of any applicable Canadian and United States securities laws.

      (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      (c) In the event that any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

      16. OPTION AGREEMENTS. Options shall be evidenced by written Option agreements in such form as the Committee shall approve from time to time.

      17. SHAREHOLDER APPROVAL. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company, in a separate vote, within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained, at a duly held shareholders' meeting, by the affirmative vote of a majority of the votes actually cast, in person or by proxy, at such meeting on a separate proposal to approve the Plan. All Options granted prior to shareholder approval are granted conditional upon shareholder approval of the Plan, except to the extent that any Option agreement expressly provides for the continuance of the Options granted thereby (as non-plan, nonqualified options) notwithstanding the termination of the Plan.

      18. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have members of the Company's Board of Directors, the members of the Committee shall be, to the extent permitted by applicable law, indemnified by the Company against, and the Company shall advance, the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation and Bylaws of the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in the best interests of the Company. Within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall notify the Company of the institution of the suit and grant to the Company in writing the opportunity, at its own expense, to handle and defend the same. Failure to provide such notice and grant shall, at the option of the Company, relieve the Company of the indemnification obligations set forth in this Article 18.

      19. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other share option or incentive or other compensation plans in effect for the Company or any Subsidiary or Parent, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary or Parent.

      20. HEADINGS. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

      21. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to Options will be used for general corporate purposes.

      23. UNFUNDED PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares under the Plan or the payment of monies under the Plan and the issuance of Shares and the payment of monies to Optionees under the Plan shall be subordinate to the claims of the Company's general creditors.

      24. TAXES. The Company shall be entitled to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Shares issuable under such Optionee's Option, or upon a disqualifying disposition of Shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer issuance of Shares upon the grant or exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Company and shall be payable by the Optionee at such time as the Company determines. The Committee may prescribe in each Option agreement one or more methods by which the Optionee will be permitted to satisfy his or her withholding or tax obligation, which methods may include, without limitation,
(i) the payment of cash by the Optionee to the Company, (ii) the payment in Common Shares already owned by Optionee, based on the Fair Market Value of such Common Shares on the date that the withholding or tax obligation is to be determined, to satisfy such withholding or tax requirements, and (iii) the withholding from the Option, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares on the date that the withholding or tax obligation is to be determined, to satisfy such withholding or tax requirements.

      25. INCENTIVE STOCK OPTIONS. In the case of any grant of an Option intended to be an Incentive Stock Option, whenever possible, each provision in the Plan and in any related Option agreement (other than those relating to the exercise of Options following termination of employment) shall be interpreted in such a manner as to entitle the Optionee to the tax treatment afforded by
Section 422 of the Code and, if any such provision of the Plan or such Option agreement shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (a) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (b) all other provisions of the Plan and the Option agreement relating to such Option shall remain in full force and effect. If any Option agreement covering an Option designated by the Committee to be an Incentive Stock Option shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code (other than those relating to the exercise of Options following termination of employment), all such terms shall be deemed implicit in the designation of such Option as an Incentive Stock Option and the Option shall be deemed to have been granted subject to all such terms.

      26. NO RIGHT TO OPTION; NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Option. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company or its Subsidiaries or Parent, nor shall it interfere in any way with his right or the right of the Company, its Subsidiaries or Parent to terminate his employment at any time.

      27. ACCEPTANCE OF PLAN. By accepting any Option or other benefit under the Plan, each Optionee, for himself and for his successors, assigns, heirs, beneficiaries and personal and legal representatives, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee and the Company's Board of Directors.

      28. OPTIONS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by an Optionee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or group insurance or other benefit plans applicable to the Optionee that are maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Company's Board of Directors.

      29. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, except that the issuance of Shares by the Company upon the exercise of Options shall be governed by the Canada Business Corporations Act.

      30. NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

      31. SEVERABILITY. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

                          NORTH AMERICAN VACCINE, INC.
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 20, 1998

      The undersigned hereby names, constitutes and appoints Sharon Mates and Neil Flanzraich, or either of them acting in the absence of the other, with the power of substitution, the undersigned's true and lawful attorney and proxy to attend, act and vote for and on behalf of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS OF NORTH AMERICAN VACCINE, INC. (THE "COMPANY") TO BE HELD AT 275 ARMAND-FRAPPIER BOULEVARD, LAVAL, QUEBEC, CANADA ON WEDNESDAY, MAY 20, 1998 COMMENCING AT 9:00 A.M. (LOCAL TIME), and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned in the manner specified on the reverse side, with all of the powers that the undersigned would possess if the undersigned were personally present.

      THE UNDERSIGNED RESERVES THE RIGHT TO REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY (i) DULY FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, (ii) DULY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY, (iii) VOTING IN PERSON AT THE ANNUAL MEETING OR (iv) IN ANY OTHER MANNER PERMITTED BY LAW. FOR ANY WRITTEN NOTICE OF REVOCATION OR LATER-DATED PROXY TO BE EFFECTIVE, IT MUST BE DELIVERED TO THE COMPANY'S REGISTERED OFFICE AT ANY TIME UP TO AND INCLUDING THE LAST BUSINESS DAY PRECEDING THE DAY OF THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, OR TO THE CHAIRMAN OF THE ANNUAL MEETING ON THE DAY OF THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. THE COMPANY'S REGISTERED OFFICE IS LOCATED AT 1 PLACE VILLE MARIE, 40TH FLOOR, MONTREAL, QUEBEC H3B 4M4, CANADA.

      THE UNDERSIGNED MAY APPOINT A PROXYHOLDER, OTHER THAN THE PROXYHOLDERS IDENTIFIED ABOVE, TO ATTEND AND ACT ON THE UNDERSIGNED'S BEHALF AT THE MEETING. TO DO SO, STRIKE THE NAME OF THE PROXYHOLDERS ABOVE AND SPECIFY ABOVE THE STRICKEN NAMES THE NAME(S) OF THE PERSON(S) SO APPOINTED.

      THIS PROXY IS BEING SOLICITED ON BEHALF OF MANAGEMENT OF THE COMPANY. UNLESS A CONTRARY DIRECTION IS INDICATED IN THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR: (1) ALL NOMINEES FOR DIRECTORS NAMED BELOW, (2) APPROVAL OF THE COMPANY'S 1997 SHARE OPTION PLAN AND (3) APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE CALLING THE ANNUAL MEETING OR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND ACCORDINGLY, IN THE EVENT THERE ARE ANY SUCH AMENDMENTS OR OTHER MATTERS BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXYHOLDERS.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING. IF THIS PROXY IS NOT DATED IN THE SPACE PROVIDED BELOW, IT IS DEEMED TO BEAR THE DATE ON WHICH IT IS MAILED TO SHAREHOLDERS.

                         (TO BE SIGNED ON REVERSE SIDE)

         Please mark your
 /X/     votes as in this
         example.


                     FOR      WITHHOLD     Nominees:                                                  FOR      AGAINST      ABSTAIN

1. Election of       /  /       /  /       Neil W. Flanzraich         2. Approval of the Company's
    Directors.                             Francesco Bellini             1997 Share Option Plan.      / /         / /          / /
                                           Phillip Frost
FOR, except vote withheld from the         Alain Cousineau            3. Appointment of Independent   / /         / /          / /
following nominee(s):                      Jonathan Deitcher             Accountants.
                                           Denis Dionne
                                           Lyle Kasprick              4. Upon such other  matters as may properly
-----------------------------------        Francois Legault              come before,  or incident to the conduct
                                           Sharon Mates                  of,  the  meeting  or  any   adjournment
                                           Richard C. Pfenniger, Jr.     thereof   in   such    manner   as   the
                                           Gervais Dionne                proxyholders determine to be in the best
                                                                         interests of the Company.  Management is
                                                                         not presently  aware of any such matters
                                                                         to  be  presented   for  action  at  the
                                                                         meeting.


SIGNATURE(S)                                          DATE
            --------------------------------------         --------------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.